UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 13, 2017 (November 7, 2017)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	001-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 7, 2017, the Board of Directors of Nuance Communications, Inc. (the “Company”) unanimously approved amending and restating the Company’s bylaws (the “Bylaws”). This amendment implements “proxy access,” under which eligible stockholders of the Company may have their director nominee or nominees, as the case may be, included in the Company’s proxy statement and form of proxy card for the Company’s annual meetings of stockholders. Under the Bylaws as amended and restated, a stockholder, or a group of no more than 20 stockholders, may nominate a number of director nominees not to exceed 20% (or, if such amount is not a whole number, the closest whole number below 20%) of the number of directors in office as of the last day on which a Nomination Notice (as defined in the Bylaws) may be given. To be eligible, such stockholder, or group of stockholders, must have owned 3% or more of Company’s common stock continuously for at least 3 years as of both (i) within seven calendar days prior to providing a nomination notice and (ii) the applicable record dates for determining stockholders entitled to vote at the Company’s annual meetings of stockholders.
The foregoing summary of the amendment to the Bylaws is qualified in its entirety by the amended and restated Bylaws themselves, a copy of which is attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

3.1	Bylaws of Nuance Communications, Inc. as Amended & Restated November 7, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NUANCE COMMUNICATIONS, INC.
By: /s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President & Chief Legal Officer
Dated:    November 13, 2017